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Exhibit No. (10)

CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Auditors" and to the use of our report dated April 24, 1998, with respect to the statutory-basis financial statements of Providian Life and Health Insurance Company in Post-Effective Amendment No. 9 to the Registration Statement (Form N-4 No. 33-80958) and related Prospectus of Providian Life and Health Insurance Company Separate Account V--Advisor's Edge Select Variable Annuity.

                                            /s/ ERNST & YOUNG LLP


Louisville, Kentucky
May 29, 1998